EXHIBIT 10.29

                           COMBINATION INDEMNIFICATION
                             AND SECURITY AGREEMENT

         THIS AGREEMENT is made April ____, 1997, by and between MAURICE R. TAYLOR ("TAYLOR"), and CHRONIMED Inc., a Minnesota corporation ("CHRONIMED").

         WHEREAS, Taylor is an owner of a significant number of shares of Chronimed stock, and Taylor is or may be subject to certain margin calls issued by brokerage firms with which Taylor holds Chronimed stock on account, and

         WHEREAS, without facilitation of short term financing for Taylor's benefit, such margin call could result in Taylor's sale of a significant number of shares of Chronimed stock, and

         WHEREAS, any such sales of stock could have significant negative impact on the market value of Chronimed stock, and

         WHEREAS, FIRST BANK NATIONAL ASSOCIATION ("FIRST BANK") has agreed to extend short-term financing to Taylor for the sole purpose of covering such margin calls, conditioned upon First Bank's receipt of Chronimed's guaranty of such financing, and

         WHEREAS, Chronimed deems it to be in its own best interests to facilitate such financing and issue First Bank its guaranty (the "Chronimed Guaranty"), and

         WHEREAS, Chronimed is willing to guaranty Taylor's indebtedness and Taylor is willing to indemnify Chronimed on the terms set forth below.

         It is therefore agreed:

         1. GUARANTY.

         Chronimed, at Taylor's request, shall guaranty Taylor's indebtedness to First Bank under that certain Short Term Finance Facility (the "Principal Indebtedness") to be entered by and among Taylor and First Bank, a copy of which is attached hereto as Exhibit A. Chronimed's guaranty obligation shall be limited strictly to and dictated by the terms of the Principal Indebtedness and shall extend to no other indebtedness, undertaking, or extension of the Principal Indebtedness existing between Taylor and First Bank or any other lending institution.

         2. INDEMNITY.

         Taylor shall indemnify and hold Chronimed harmless against all liability, loss, and expense, including reasonable attorneys' fees, incurred by Chronimed by reason of its guaranty of the Principal Indebtedness, or in defending or prosecuting any suit, action, or other proceeding



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brought in connection therewith, or in obtaining or attempting to obtain a release from liability in respect thereof. Taylor covenants that he will reimburse Chronimed for, or pay over to Chronimed, all sums of money which Chronimed pays or becomes liable to pay by reason of any of the foregoing, and will make such payments to Chronimed as soon as it becomes liable therefor, whether or not the Chronimed shall have paid out such sums or any part thereof.

         3.  SECURITY.

         In order to secure Chronimed against loss by reason of any breach of the foregoing covenant of indemnity by Taylor, Taylor hereby grants to Chronimed the following security interests:

         (a) In the event the per share price of Chronimed common stock shall be reduced to Five and 75/100 Dollars ($5.75) or less per share, as of the close of any trading day as reported on the NASDAQ exchange, Taylor (and Taylor's spouse, as the case may be) shall:

         (i) pledge to Chronimed all Chronimed stock and any other securities held by Taylor, other than any securities held in street name in brokerage accounts (the "Taylor Securities"); and

         (ii) convey to Chronimed an executed mortgage in that certain real property owned by Taylor and his spouse described generally as 550 East Long Lake Road, Wayzata, Minnesota, 55391 (the "Home Mortgage");

each as collateral for the performance of Taylor's obligations under the Principal Indebtedness. This Agreement shall constitute a fully enforceable security interest and pledge with respect to the Taylor Securities, without requirement of further instrumentation or undertaking of the parties, contingent only upon the occurrence of the market price condition stated herein. Taylor agrees, in the event Chronimed shall elect to enforce its right to receive the Home Mortgage, that Taylor (and Taylor's spouse) shall execute and deliver to Chronimed, in recordable form, a real estate mortgage valid under the laws of the State of Minnesota and securing Taylor's payment to Chronimed of any indebtedness which may accrue to Chronimed under the Chronimed Guaranty.

         In the event Taylor shall default under any of the terms of the Principal Indebtedness, or First Bank shall take any steps in enforcement of its rights against Chronimed under the terms of the Chronimed Guaranty, whether First Bank shall have first sought recovery against Taylor or otherwise, Taylor also specifically grants to Chronimed, in addition to Chronimed's right to enforce the security interests identified in the Paragraph 3(a)(i) and 3(a)(ii):

         (iii) a lien on and right of offset against any profits which Taylor may incur by reason of Taylor's exercise of stock options in and subsequent sale of Chronimed stock;

         (iv) an ongoing right of offset, and authorization to enforce such offset by voluntary garnishment or other legal process if required by law, against any salary, bonus(es), financial



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compensation, or other moneys due Taylor by Chronimed, in amounts of up to 30%
of any such salary or other compensation per single payment event, and

         (v) a right to require Taylor to make a good faith application for procurement of a home equity loan, at commercially reasonable terms, with the proceeds of such loan to be applied directly to any and all indebtedness of Taylor or Chronimed under the Principal Indebtedness or the Chronimed Guaranty, each until Chronimed's liability on the Chronimed Guaranty shall be discharged in full and with prejudice. Each of the foregoing remedies shall be deemed cumulative, not exclusive, and the enforcement in whole or in part of any single remedy shall not be construed as a waiver or preclusion of Chronimed's right to enforce any other remedy in part or in whole.

         Chronimed shall have ongoing security interests in all the collateral security given above until receipt of satisfactory evidence of the termination of its liability on the Chronimed Guaranty. Taylor agrees to provide Chronimed with a verified personal financial statement in conjunction with the execution of this Agreement.

         4. STATUTORY RIGHTS IN COLLATERAL.

         If Taylor defaults under his covenant of indemnity, Chronimed shall have, in addition to the rights enumerated above, any rights with respect to the collateral security as may be afforded creditors or mortgagees under the Uniform Commercial Code and the laws of the State of Minnesota on the date of this agreement.

         5. DEFENSE, COMPROMISE AND SETTLEMENT.

         Chronimed may defend, adjust, settle, or compromise any claim, suit, or judgment in respect of any obligation of Taylor, guaranteed by Chronimed, after notice to Taylor and at Taylor's expense, unless Taylor desires to litigate such claim, defend such suit, or appeal such judgment, and simultaneously therewith deposits with Chronimed additional collateral security sufficient to pay any judgment rendered, with interest, costs, and expenses. Chronimed's right to indemnification under this agreement shall extend to any money paid by it in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Taylor.

         6. LIABILITY AMONG PARTIES.

         As between Taylor and Chronimed, the former shall be primarily liable for the payment of all of his obligations guaranteed by Chronimed. Nothing in this agreement shall be construed to waive, abridge, or diminish any right or remedy which Chronimed might otherwise have against Taylor.




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         7. EVIDENCE OF LIABILITY.

         If Chronimed pays any sums of money by reason of its Guaranty, the vouchers or other evidence showing such payment shall be prima facie evidence against Taylor of the fact and amount of his liability to Chronimed hereunder.

         9. COMMISSION.

         In consideration of its becoming a guarantor on the obligations of Taylor, Chronimed shall be entitled to receive a monthly commission of three-quarters of 1 percent (0.75%) of the average amount of Taylor's indebtedness under the Principal Indebtedness in each month with respect to which Chronimed is a guarantor, payable to Chronimed on a quarterly basis without demand.

         10.   MAINTENANCE OF ACCOUNT.

         Taylor agrees that so long as Chronimed retains any liability on the Chronimed Guaranty, Taylor shall not agree to nor permit any increase in the limits of his margin loan accounts, with any brokerage firm, above or beyond those loan limits as stated in his brokerage account statements dated March 31, 1997.

         11.  BINDING EFFECT.

         This agreement shall be binding upon and inure to the benefit of the parties and their legal representatives and successors, but it shall not inure to the assigns of either party unless the other party gives written consent thereto.

_________________________________                  Date:________________________
Maurice R. Taylor


CHRONIMED  INC.

By:_______________________________                 Date:________________________

Its:______________________________